EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement on Form S-8 of our report dated April 20, 1999 (June 29, 1999 with respect to Notes B[3] and I) on the financial statements of I.D. Systems, Inc. as of December 31, 1998 and for the years ended December 31, 1997 and December 31, 1998.





New York, New York
September 22, 1999